Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-226835 on Form S-3 of Co-Diagnostics, Inc. of our report dated March 30, 2020, relating to our audits of the financial statements which appear in this Annual Report on Form 10K of Co-Diagnostics, Inc. for the years ended December 31, 2019 and 2018.

Haynie & Company

Salt Lake City, Utah

March 30, 2020